EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contacts:	Tad Hutcheson (Media)
January 22, 2004		407.251.5578

		Arne Haak (Financial)
		407.251.3618

AIRTRAN HOLDINGS REPORTS SEVENTH CONSECUTIVE QUARTERLY
PROFIT; RECORD REVENUES OF $239 MILLION AND 3.0 MILLION
PASSENGERS; OPERATING COSTS DECLINE 3.1%

    ORLANDO, Fla. - Jan. 22, 2004 - AirTran Holdings, Inc., (NYSE:AAI), the parent company of AirTran Airways, Inc., today announced its seventh consecutive quarter of profitability and net income of $21.7 million or $0.24 per diluted share. Net income for the full year 2003 was $100.5 million or $1.21 per diluted share. Included in both the fourth quarter and full year 2003 results were special items described below. Excluding special items, AirTran earned $16.0 million or $0.18 per diluted share and $59.6 million or $0.74 per diluted share for the quarter and full year, respectively.

    During the fourth quarter of 2003 AirTran reported record operating revenues of $238.8 million representing a 19.3% increase over fourth quarter 2002 operating revenues of $200.3 million. Passenger load factor increased 3.6 points on a capacity increase of 21.0% resulting in the record passenger count.

    Fourth quarter 2003 results reflect the recording of a non-cash, pre-tax charge of $10.4 million or $0.10 per diluted share related to the early retirement of AirTran's 11.27% Senior Secured Notes held by Boeing Capital Loan Corporation (BCC). In addition, the Company recorded a non-cash credit for the reversal of a tax valuation allowance of $15.9 million or $0.16 per diluted share primarily related to the expected realization of net operating loss (NOL) carryforwards. Based on the Company's historic profitability, forecasts of future profits and actual financial performance relative to plan, management determined, and the Company's auditors have concurred, that a tax valuation allowance is no longer necessary.

    The full year 2003 results include a $38.1 million pre-tax cash reimbursement from the U.S. Government related to the Emergency Wartime Supplemental Appropriations Act of 2003, a $1.8 million non-cash, pre-tax charge related to the conversion of the remaining portion of a convertible note by BCC, and the fourth quarter non-cash adjustment and credit previously described.

    "The fourth quarter challenged us on many fronts as we grew revenues and capacity while contending with high fuel prices," said Joe Leonard, chairman and chief executive officer. "Nevertheless, we were able to more than double our fourth quarter net income before special items compared to the prior year. This performance reflects our growing customer base as well as the hard work of all AirTran Airways employees to control costs."

    During the fourth quarter, traffic or revenue passenger miles increased 27.5% as AirTran continued to add fuel-efficient Boeing 717 aircraft to its fleet. Load factor for the quarter reached 69.8%, and yield was 12.35 cents.

    Robert Fornaro, president and chief operating officer, remarked, "AirTran continues to expand its network with new airplanes, low fares and friendly crew members. During the fourth quarter we began service to San Francisco and Washington National offering new, quality low-fare service in historically high-priced markets. This fall, we will launch XM Satellite Radio, which will complement and enhance the service we provide our customers, both in Business Class and in coach."

    AirTran's cost metrics continued to improve year-over-year on both a quarterly and full-year basis. Operating cost per available seat mile (CASM) dropped 3.1% to 8.12 cents in the fourth quarter and declined 2.7% to 8.28 cents for the year. On a fuel price neutral basis, CASM declined 4.2% to 8.03 cents for the quarter and 4.5% to 8.13 cents for the full year. Non-fuel CASM declined 1.4% to 6.44 cents and 2.1% to 6.50 cents for the quarter and year, respectively.

    During 2003 the Company significantly strengthened its balance sheet with the following financings:

--	Issued $145.9 million in common stock equity
--	Retired $76.5 million of long term debt at 11.27%, $12.7 million of long term debt at 13% and converted to equity $5.5 million of convertible debt at 7.75%
--	Issued $125 million of convertible debt at 7%

    At December 31, 2003, AirTran's cash balance totaled $348.5 million compared to $138.3 million at December 31, 2002, and shareholders' equity increased to $302.2 million from $51.9 million at December 31, 2002. Additionally, the Company's debt to equity ratio improved from 4.1 in the prior year to 0.8 at the end of 2003.

    Commenting on the Company's cost performance, Stan Gadek, senior vice president of finance and chief financial officer said, "Our employees understand the importance of low costs in achieving profitability. Our fourth quarter performance reflects the hard work and cost discipline which everyone on the AirTran team can take credit for. In addition, productivity enhancements continue to push costs down despite quarterly and annual fuel price increases."

    Highlights of AirTran's accomplishments during 2003 include:

--	Launched westward expansion to Denver, Los Angeles, Las Vegas and San Francisco.
--	Commenced new service to Ronald Reagan Washington National Airport.
--	Announced an order for up to 100 Boeing 737-700/800 aircraft and 10 additional 717 aircraft.
--	Took delivery of 23 Boeing 717 aircraft increasing the total fleet size to 73 units.
--	Rolled out self-service kiosks at airport locations.
--	Implemented online check-in over the Internet and other web-based customer service enhancements.
--	Recognized the Company's 10-year anniversary on October 26, 2003.

    The Company already has achieved the following milestones to start 2004:

--	Retired all remaining DC-9 aircraft on January 5, 2004, resulting in the youngest all-Boeing fleet in America.
--	Became launch customer for inflight XM Satellite Radio on January 7, 2004.

    AirTran Airways is one of America's largest low-fare airlines - employing more than 5,600 professional Crew Members and operating 508 flights a day to 45 destinations. The airline's hub is at Hartsfield-Jackson Atlanta International Airport, the world's busiest airport by passenger volume, where it is the second largest carrier operating 188 flights per day. In the U.S. AirTran Airways is the 10th largest airline in terms of passenger volume. AirTran Airways, a subsidiary of AirTran Holdings (NYSE:AAI), is the world's largest operator of the Boeing 717 and has the youngest all-Boeing fleet of any airline. In 2004, the airline will begin taking delivery of new Boeing 737-700s. For reservations or more information, visit http://www.airtran.com.

    Editor's note: Statements regarding the Company's operational and financial success, business model, expectation about future success, improved operational performance and our ability to maintain or improve our low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2002. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

AirTran Holdings, Inc.
Consolidated Statements of Income
(In thousands, except per share data and statistical summary)
(Unaudited)
	Three Months Ended
	December 31,		Percent
	2003	2002	Change

Operating Revenues:
Passenger	$231,360	$194,347	19.0
Cargo	--	280	--
Other	7,466	5,643	32.3
Total operating revenues	238,826	200,270	19.3

Operating Expenses:
Salaries, wages and benefits	60,221	55,563	8.4
Aircraft fuel	45,195	40,961	10.3
Aircraft rent	35,235	22,939	53.6
Distribution	10,935	10,184	7.4
Maintenance, materials and repairs	18,565	12,192	52.3
Landing fees and other rents	14,408	10,726	34.3
Aircraft insurance and security services	5,321	7,518	(29.2)
Marketing and advertising	5,222	4,365	19.6
Depreciation	2,683	4,411	(39.2)
Other operating	20,197	17,050	18.5
Total operating expenses	217,982	185,909	17.3
Operating Income	20,844	14,361	45.1

Other (Income) Expense:
Interest income	(1,302)	(500)	--
Interest expense	5,225	7,358	(29.0)
Deferred debt discount/issuance cost amortization	10,445	--	--
Other (income) expense, net	14,368	6,858	--
Income Before Income Taxes	6,476	7,503	(13.7)

Income Tax Benefit	(15,201)	--	--

Net Income	$21,677	$7,503	--
	=============	============

Earnings per Common Share
Basic	$0.26	$0.11	--
Diluted	$0.24	$0.10	--

Weighted-average Shares Outstanding
Basic	83,806	70,992	18.0
Diluted	101,007	72,131	40.0

EBITDA	$23,527	$18,772	25.3
Operating margin	8.7%	7.2%	1.5	pts.
Net margin	9.1%	3.7%	5.4	pts.
Net margin-adjusted**	6.7%	3.7%	3.0	pts.

AirTran Holdings, Inc.
Statistical Summary
(Unaudited)
		Three Months Ended
		December 31,				Percent
		2003		2002		Change

Fourth Quarter Statistical Summary:
	Revenue passengers	3,008,111		2,509,191		19.9
	Revenue passenger miles (000s)	1,873,930		1,469,616		27.5
	Available seat miles (000s)	2,684,948		2,219,048		21.0
	Block hours	72,461		62,557		15.8
	Passenger load factor	69.8%		66.2%		3.6	pts.
	Break-even load factor	67.8%		63.7%		4.1	pts.
	Break-even load factor-adjusted**	64.7%		63.7%		1.0	pts.
	Average fare	$76.91		$77.45		(0.7)
	Average yield per RPM	12.35	¢	13.22	¢	(6.6)
	Passenger revenue per ASM	8.62	¢	8.76	¢	(1.6)
	Operating cost per ASM	8.12	¢	8.38	¢	(3.1)
	Fuel price neutral cost per ASM	8.03	¢	8.38	¢	(4.2)
	Non-fuel operating cost per ASM	6.44	¢	6.53	¢	(1.4)
	Average cost of aircraft fuel per gallon	97.87	¢	92.62	¢	5.7
	Gallons of fuel burned	46,176,789		44,223,337		4.4
	Weighted-average number of aircraft	73		64		14.1

**	Statistical calculations for 2003 may exclude deferred debt discount/issuance cost amortization
	of $10.4 million and reversal of a tax valuation allowance of $15.9 million.

AirTran Holdings, Inc.
Consolidated Statements of Income
(In thousands, except per share data and statistical summary)
(Unaudited)
	Year Ended
	December 31,		Percent
	2003	2002*	Change

Operating Revenues:
Passenger	$889,950	$713,711	24.7
Cargo	715	1,206	(40.7)
Other	27,375	18,453	48.3
Total operating revenues	918,040	733,370	25.2

Operating Expenses:
Salaries, wages and benefits	231,728	203,435	13.9
Aircraft fuel	178,737	154,467	15.7
Aircraft rent	124,203	72,690	70.9
Distribution	45,354	43,115	5.2
Maintenance, materials and repairs	63,600	47,288	34.5
Landing fees and other rents	52,810	42,291	24.9
Aircraft insurance and security services	19,684	29,323	(32.9)
Marketing and advertising	24,112	20,967	15.0
Depreciation	12,628	17,072	(26.0)
Other operating	78,866	72,159	9.3
Total operating expenses	831,722	702,807	18.3
Operating Income	86,318	30,563	--

Other (Income) Expense:
Interest income	(3,345)	(2,102)	59.1
Interest expense	28,303	29,203	(3.1)
Government grant	--	(640)	--
Payment under the Emergency Wartime
Supplemental Appropriations Act, 2003	(38,061)	--	--
Deferred debt discount/issuance cost
amortization	12,257	--	--
SFAS 133 adjustment	--	(5,857)	--
Other (income) expense, net	(846)	20,604	--
Income Before Income Taxes	87,164	9,959	--

Income Tax Benefit	(13,353)	(786)	--

Net Income	$100,517	$10,745	--
	============	============

Earnings per Common Share
Basic	$1.33	$0.15	--
Diluted	$1.21	$0.15	--

Weighted-average Shares Outstanding
Basic	75,345	70,409	7.0
Diluted	86,607	73,153	18.4

EBITDA	$98,946	$47,635	--
Operating margin	9.4%	4.2%	5.2	pts.
Net margin	10.9%	1.5%	9.4	pts.
Net margin-adjusted**	6.5%	1.4%	5.1	pts.

AirTran Holdings, Inc.
Statistical Summary
(Unaudited)
		Year Ended
		December 31,				Percent
		2003		2002*		Change
Twelve Month Statistical Summary:
	Revenue passengers	11,651,340		9,653,777		20.7
	Revenue passenger miles (000s)	7,143,125		5,581,263		28.0
	Available seat miles (000s)	10,046,385		8,255,809		21.7
	Block hours	275,516		236,581		16.5
	Passenger load factor	71.1%		67.6%		3.5	pts.
	Break-even load factor	64.1%		66.6%		(2.5)	pts.
	Break-even load factor-adjusted**	66.2%		66.7%		(0.5)	pts.
	Average fare	$76.38		$73.93		3.3
	Average yield per RPM	12.46	¢	12.79	¢	(2.6)
	Passenger revenue per ASM	8.86	¢	8.64	¢	2.5
	Operating cost per ASM	8.28	¢	8.51	¢	(2.7)
	Fuel price neutral cost per ASM	8.13	¢	8.51	¢	(4.5)
	Non-fuel operating cost per ASM	6.50	¢	6.64	¢	(2.1)
	Average cost of aircraft fuel per gallon	98.39	¢	90.37	¢	8.9
	Gallons of fuel burned	181,663,163		170,922,324		6.3
	Weighted-average number of aircraft	70		62		12.9

*	Certain 2002 amounts have been reclassified to conform to 2003 presentation.
**	Statistical calculations for 2003 may exclude payment under the Emergency Wartime Supplemental
	Appropriations Act, 2003, deferred debt discount/issuance cost amortization and reversal of a tax
	valuation allowance of $38.1 million, $12.3 million and $15.9 million, respectively. Statistical
	calculations for 2002 exclude government grant of $0.6 million.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
Three Months and Year Ended December 31, 2003 and 2002

Pursuant to the SEC Regulation G, we are providing further disclosure of the reconciliation of reported non-GAAP financial measures reported on a GAAP basis. It is our view that the reported non-GAAP financial measures are more consistent with our true operating performance and provide a more meaningful period to period comparison as they exclude special items. Furthermore, in preparing internal operating plans and forecasts, these special items are excluded from management's analysis. Additionally, these measures are more comparable to financial measures reported by other airlines.

A reconciliation of the components of the calculation of Earnings Per Share (EPS):

	Three Months Ended			Year Ended
	December 31,			December 31,
	2003		2002	2003		2002
	(In thousands, except for share data)
	(Unaudited)

Net Income	$21,677	EPS	$7,503	$100,517	EPS	$10,745

Non-GAAP adjustments:
Stabilization Act compensation	--		--	--		(640)
Payment received under the Wartime Act (net of tax)	--		--	(36,965)	(0.43)	--
Deferred debt discount/issuance cost amortization (net
of tax)	10,144	0.10	--	11,904	0.14	--
Reversal of tax valuation allowance	(15,860)	(0.16)	--	(15,860)	(0.18)	--

Adjusted numerator used to calculate
EPS using non-GAAP amounts	$15,961		$7,503	$59,596		$10,105
	=========		========	=========		========

Add interest expense related to convertible notes to numerator	2,124		--	4,565		--

Number of Diluted Shares	101,007		72,131	86,607		73,153

EPS using GAAP amounts	$0.24		$0.10	$1.21		$0.15
	=========		========	=========		========

EPS using non-GAAP amounts	$0.18		$0.10	$0.74		$0.14
	=========		========	=========		========

A reconciliation of the components of the calculation of earnings before interest, taxes, depreciation and amortization (EBITDA) is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2003	2002	2003	2002
	(In thousands)
	(Unaudited)

Net Income	$21,677	$7,503	$100,517	$10,745
Add back:
Income tax benefit	(15,201)	--	(13,353)	(786)
Other (income) expense, net	14,368	6,858	(846)	20,604
Depreciation	2,683	4,411	12,628	17,072

EBITDA	$23,527	$18,772	$98,946	$47,635
	=========	========	=========	========

A reconciliation of the components of the calculation of net margin is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2003	2002	2003	2002
	(In thousands)
	(Unaudited)

Net income	$21,677	$7,503	$100,517	$10,745

Non-GAAP adjustments:
Stabilization Act compensation	--	--	--	(640)
Payment received under the Wartime Act (net of tax)	--	--	(36,965)	--
Deferred debt discount/issuance cost amortization (net of tax)	10,144	--	11,904	--
Reversal of a tax valuation allowance	(15,860)	--	(15,860)	--

Adjusted net income used to calculate
net margin	$15,961	$7,503	$59,596	$10,105
	=========	========	========	========

Operating revenues	$238,826	$200,270	$918,040	$733,370

Calculation of net margin using GAAP amounts	9.1%	3.7%	10.9%	1.5%
	=========	========	========	========
Calculation of net margin using non-GAAP amounts	6.7%	3.7%	6.5%	1.4%
	=========	========	========	========

A reconciliation of the components of the calculation of break-even load factor is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2003	2002	2003	2002
	(In thousands)
	(Unaudited)

Operating expenses	$217,982	$185,909	$831,722	$702,807
Other (income) expense	14,368	6,858	(846)	20,604
Cargo revenue	--	(280)	(715)	(1,206)
Other revenue	(7,466)	(5,643)	(27,375)	(18,453)
Passenger revenue (excluding charter and other revenue)
required to break-even (based on GAAP amounts)	224,884	186,844	802,786	703,752
Non-GAAP adjustments:
Stabilization Act compensation	--	--	--	640
Payment received under the Wartime Act	--	--	38,061	--
Deferred debt discount/issuance cost amortization	(10,445)	--	(12,257)	--
Passenger revenue (excluding charter and other revenue)
required to break-even (based on adjusted amounts)	$214,439	$186,844	$828,590	$704,392
	=========	========	========	========

	Three Months Ended		Year Ended
	December 31,		December 31,
	2003	2002	2003	2002
	(Unaudited)
Calculation of break-even load factor using GAAP amounts:
Passenger revenue (excluding charter and other revenue)
required to break-even (based on GAAP amounts) (000s)	$224,884	$186,844	$802,786	$703,752
Average yield per RPM (cents)	12.35	13.22	12.46	12.79
Available seat miles (000s)	2,684,948	2,219,048	10,046,385	8,255,809

Break-even load factor using GAAP amounts	67.8%	63.7%	64.1%	66.6%
	=========	========	========	========
Calculation of break-even load factor using non-GAAP amounts:
Passenger revenue (excluding charter and other revenue)
required to break-even (based on adjusted amounts) (000s)	$214,439	$186,844	$828,590	$704,392
Average yield per RPM (cents)	12.35	13.22	12.46	12.79
Available seat miles (000s)	2,684,948	2,219,048	10,046,385	8,255,809

Break-even load factor using non-GAAP amounts	64.7%	63.7%	66.2%	66.7%
	=========	========	========	========

A reconciliation of the components of the calculation of operating costs per ASM, operating costs per ASM excluding aircraft fuel and fuel price neutral costs per ASM is as follows:

	Three Months Ended			Year Ended
	December 31,			December 31,
	2003	2002		2003	2002
	(In thousands)
	(Unaudited)

Operating expenses (based on GAAP amounts)	$217,982	$185,909		$831,722	$702,807
Less aircraft fuel	45,195	40,961		178,737	154,467
Operating expenses excluding aircraft fuel	172,787	144,948		652,985	548,340
	==========	=========		==========	==========

	Three Months Ended			Year Ended
	December 31,			December 31,
	2003	2002		2003	2002
	(Unaudited)

Calculation of cost per ASM using GAAP amounts:
Operating expenses (based on GAAP amounts) (000s)	$217,982	$185,909		$831,722	$702,807
Available seat miles (000s)	2,684,948	2,219,048		10,046,385	8,255,809
Operating cost per ASM using GAAP amounts (cents)	8.12	8.38		8.28	8.51
	==========	=========		==========	==========

Calculation of cost per ASM excluding fuel:
Operating expenses excluding fuel (000s)	$172,787	$144,948		$652,985	$548,340
Available seat miles (000s)	2,684,948	2,219,048		10,046,385	8,255,809
Operating cost per ASM excluding fuel (cents)	6.44	6.53		6.50	6.64
	==========	=========		==========	==========

Calculation of fuel price neutral cost per ASM
Average cost of aircraft fuel per gallon (cents)	97.87	92.62		98.39	90.37
Gallons of fuel burned	46,176,789			181,663,163
Cost of current period fuel at prior year price (000s)	42,769			164,169

Operating expenses excluding fuel (000s)	172,787			652,985
Cost of current period fuel at prior year price (000s)	42,769			164,169
Operating expenses with fuel price adjustment (000s)	215,556			817,154
	==========			==========
Available seat miles (000s)	2,684,948			10,046,385
Fuel price neutral cost per ASM (cents)	8.03			8.13
	==========			==========
Prior year cost per ASM (cents)		8.38	(4.2%)		8.51	(4.5%)